                                                                  EXHIBIT (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form  N-1A of our  report  dated  May 1,  2006,  relating  to the financial statements and financial highlights which appear in the March 31, 2006
Annual  Report to  Shareholders  of the Mason Street Small Cap Growth Stock Fund
and Mason Street  Aggressive  Growth Stock Fund,  which is also  incorporated by reference into the Registration  Statement. We also consent to the references to us under the headings "Financial  Statements" and "Financial Highlights" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 9, 2006